Exhibit 2(k)(3)

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Raymond Nolte, Marie Noble and Christopher Hutt, and each of them, each of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements on Form N-2 (File No. 811-22561), amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of SkyBridge G II Fund, LLC.

/s/ Molly A. Hall
Name: Molly A. Hall
Title: Director
Date: June 10, 2020

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Raymond Nolte, Marie Noble and Christopher Hutt, and each of them, each of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements on Form N-2 (File No. 811-22561), amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of SkyBridge G II Fund, LLC.

/s/ Brett S. Messing
Name: Brett S. Messing
Title: Director
Date: June 5, 2020